Exhibit 99.1

FOR RELEASE:	May 3, 2016

Mark A. Jeffries

Executive Vice President

Chief Financial Officer

Office: 910-892-7080 and Direct: 910-897-3603

markj@SelectBank.com

SelectBank.com

SELECT BANCORP REPORTS

FIRST QUARTER 2016 EARNINGS

DUNN, NC . . . Select Bancorp, Inc. (the “Company” NASDAQ: SLCT), the holding company for Select Bank & Trust, today reported net income for the quarter ended March 31, 2016 of $1.5 million and basic and diluted earnings per share of $0.13, compared to $1.7 million and basic and diluted earnings per share of $0.15 for the quarter ended March 31, 2015.

Total assets, deposits, and total net loans for the Company as of March 31, 2016 were $830.4 million, $667.7 million, and $622.1 million.

Year to date return on average assets through March 31, 2016 is 0.73% and year to date return on average equity is 6.03%.

Non-performing loans were $8.7 million equaling 1.39% of loans at March 31, 2016. Foreclosed real estate equaled $1.9 million at March 31, 2016 and net recoveries for the quarter were ($154,000), or (0.10%), of average loans. At March 31, 2016, the allowance for loan losses was $7.5 million, or 1.20% of total loans.

Included in the results for the first quarter of 2016 was completion of the Company’s exit of the Small Business Lending Fund (SBLF) program. The Company redeemed all $7.6 million of SBLF preferred stock in January 2016 which impacted shareholders’ equity. Total shareholders’ equity stands at $99.2 million at March 31, 2016.

Commenting on the first quarter results, President and Chief Executive Officer William L. Hedgepeth II stated, “We continue to believe that Select is well positioned for the remainder of 2016 and beyond.”

Later this year the company will relocate its Raleigh branch from the current location to a full service branch at 4505 Falls of Neuse Road, Suite 100. The new branch is conveniently located just north of the beltline off Wake Forest Road.

Hedgepeth added, "Our asset quality remains strong and this is a top priority at Select. Our loan portfolio performance trends reflect our commitment to a strong credit culture. As I have said many times: We will compete for loans based on interest rate, but we will not sacrifice credit quality. Our historical asset quality numbers reflect the prudence of this strategy. In addition to operating in markets with healthy economies, we will continue to seek prime locations for expansion and identify and hire outstanding bankers and lenders in those markets. These people, like many of our current staff, are known in their markets and are astute, highly-skilled business people with exceptionally loyal client bases.”

Select Bank & Trust has branch offices in these North Carolina communities: Dunn, Burlington, Clinton, Elizabeth City, Fayetteville, Goldsboro, Greenville, Leland, Lillington, Lumberton, Morehead City, Raleigh and Washington.

The information as of and for the quarter ended March 31, 2016, as presented is unaudited. This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of our goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. The actual results might differ materially from those projected in the forward-looking statements for various reasons, including, but not limited to, our ability to manage growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other savings and financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s SEC filings, including its periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Company.

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Select Bancorp, Inc.

Selected Financial Information and Other Data

($ in thousands, except per share data)

	At or for the three months ended					At or for the twelve months ended

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2015	December 31, 2014	December 31, 2013
Summary of Operations:
Total interest income	$8,432	$8,425	$8,412	$8,262	$8,242	$33,341	$26,104	$22,903
Total interest expense	927	890	878	835	939	3,542	4,519	5,258
Net interest income	7,505	7,535	7,534	7,427	7,303	29,799	21,585	17,645
Provision for (recovery of) loan losses	352	506	393	(139)	130	890	(194)	(325)
Net interest income after provision	7,153	7,029	7,141	7,566	7,173	28,909	21,779	17,970
Noninterest income	866	916	572	941	863	3,292	2,675	2,629
Merger/Acquisition related expenses	-	240	103	35	-	378	1,941	-
Noninterest expense	5,620	5,497	5,467	5,518	5,370	21,852	18,719	15,855
Income before income taxes	2,399	2,208	2,143	2,954	2,666	9,971	3,794	4,744
Provision for income taxes	896	570	792	1,133	923	3,418	1,437	1,803
Net Income	1,503	1,638	1,351	1,821	1,743	6,553	2,357	2,941
Dividends on Preferred Stock	4	20	19	19	19	77	38	-
Net income available to common shareholders	$1,499	$1,618	$1,332	$1,802	$1,724	$6,476	$2,319	$2,941

Share and Per Share Data:
Earnings per share - basic	$0.13	$0.14	$0.12	$0.16	$0.15	$0.56	$0.26	$0.43
Earnings per share - diluted	$0.13	$0.14	$0.12	$0.16	$0.15	$0.56	$0.26	$0.43
Book value per share	$8.56	$8.38	$8.28	$8.17	$8.07	$8.38	$8.59	$8.09
Tangible book value per share	$7.87	$7.67	$7.58	$7.45	$7.33	$7.67	$7.83	$8.07
Ending shares outstanding	11,584,011	11,583,011	11,577,111	11,499,398	11,458,561	11,583,011	11,377,980	6,921,352
Weighted average shares outstanding:
Basic	11,583,440	11,580,745	11,521,043	11,481,137	11,426,378	11,502,800	8,870,114	6,918,814
Diluted	11,626,609	11,627,974	11,582,724	11,548,878	11,510,147	11,567,811	8,974,384	6,919,760

Selected Performance Ratios:
Return on average assets(2)	0.73%	0.82%	0.69%	0.98%	0.94%	0.86%	0.37%	0.53%
Return on average equity(2)	6.03%	6.20%	5.21%	7.22%	7.11%	6.42%	3.12%	5.28%
Net interest margin	4.14%	4.18%	4.34%	4.46%	4.30%	4.38%	3.88%	3.46%
Efficiency ratio (1)	67.14%	65.05%	67.44%	65.94%	65.76%	66.04%	77.16%	78.20%

Period End Balance Sheet Data:
Loans, net of unearned income	$622,092	$617,398	$597,969	$573,729	$558,923	$617,398	$552,038	$346,500
Total Earning Assets	753,726	726,408	711,622	665,028	663,017	726,408	698,266	483,054
Goodwill	6,931	6,931	6,931	6,931	6,931	6,931	6,931	-
Core Deposit Intangible	1,125	1,241	1,196	1,320	1,470	1,241	1,625	182
Total Assets	830,395	817,015	786,495	742,443	748,371	817,015	766,121	525,646
Deposits	667,654	651,161	619,935	579,609	600,520	651,161	618,902	448,458
Short term debt	31,218	24,594	30,722	32,884	18,943	24,594	20,733	6,305
Long term debt	28,559	33,782	28,846	24,914	25,282	33,782	25,591	12,372
Shareholders' equity	99,210	104,702	103,545	101,552	100,076	104,702	97,685	56,004

Selected Average Balances:
Gross Loans	$623,286	$601,966	$585,541	$569,785	$557,177	$578,759	$430,571	$354,871
Total Earning Assets	734,859	714,755	689,166	669,586	672,655	686,663	565,264	511,597
Core Deposit Intangible	1,186	1,139	1,251	1,389	1,546	1,330	884	237
Total Assets	832,738	796,414	771,913	744,118	748,047	765,284	631,905	555,354
Deposits	672,151	631,855	607,722	588,328	600,601	607,214	523,954	470,526
Short term debt	36,039	35,303	35,012	28,212	19,298	32,316	9,957	13,879
Long term debt	20,822	20,872	22,631	22,895	25,444	20,147	20,494	12,372
Shareholders' equity	100,312	104,732	102,879	101,216	99,376	102,068	74,365	55,701

Asset Quality Ratios:
Nonperforming loans	$8,750	$8,280	$10,899	$11,702	$13,473	$8,280	$11,876	$15,856
Other real estate owned	1,888	1,401	1,007	1,030	1,187	1,401	1,585	2,008
Allowance for loan losses	7,527	7,021	7,032	6,842	6,919	7,021	6,844	7,054
Nonperforming loans (3) to period-end loans	1.39%	1.41%	1.82%	2.04%	2.41%	1.34%	2.15%	4.58%
Allowance for loan losses to period-end loans	1.20%	1.14%	1.18%	1.19%	1.24%	1.14%	1.24%	2.04%
Delinquency Ratio (4)	0.45%	0.41%	0.36%	0.32%	0.23%	0.41%	0.91%	0.25%
Net loan charge-offs (recoveries) to average loans	-0.10%	0.34%	0.14%	-0.01%	0.04%	0.12%	-0.03%	0.15%

(1)	Efficiency ratio is calculated as non-interest expenses divided by the sum of net interest income and non-interest income.
(2)	Annualized.
(3)	Nonperforming loans consist of non-accrual loans and restructured loans.
(4)	Delinquency Ratio includes loans 30-89 days past due and excludes non-accrual loans.